Exhibit 15.3

Date: October 29, 2025

To:	Maase Inc.

12F, Block B, Longhu Xicheng Tianjie No. 399 Huazhaobi Xishun Street, Jinniu District, Chengdu Sichuan Province, People’s Republic of China

Dear Sirs,

We hereby consent to the reference to our firm under the headings, “Risk Factors”, “Regulation” and “Organizational Structure” related to AIFU Inc. in Maase Inc.’s Annual Report on Form 20-F for the year ended June 30, 2025, which will be filed with the Securities and Exchange Commission in October 2025.

Yours faithfully,

/s/ Hai Run Law Firm

Hai Run Law Firm